SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2007
(Date of report)

SMARTS OIL and GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

NV	0-131224	20-4028175
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1103 Callaway Court Howell, MI 48843
(Address of Principal Executive Office)

(248) 321-0121
(Registrant’s Telephone Number, Including Area Code)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 3, 2007, the Board of Directors of the Company approved an adopted amendment to the Articles of Incorporation to change the name of the Company. Smarts Oil and Gas, Inc. will change its name to Dynamic Natural Resources, Inc. The Company is currently in the process of filing the amended articles and obtaining a new CUSIP and trading symbol. An updated report will be issued, on Form 8-K, as soon as the filings have been completed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 7, 2007 announcing name change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLVE STAFFING, INC.
/s/ Scott Masse
Dated: August 9, 2007	Scott Masse, CEO